UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 24, 2018

EVERTEC, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	66-0783622
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Cupey Center Building, Road 176, Kilometer 1.3, San Juan, Puerto Rico	00926
(Address of principal executive offices)	(Zip Code)
(787) 759-9999
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

EVERTEC, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 24, 2018 (the “Annual Meeting”). At the Annual Meeting, stockholders voted on and approved three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 9, 2018. At the close of business on March 29, 2018, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 72,429,141 shares of the Company’s stock, $0.01 par value per share, each share being entitled to one vote, constituting all of the outstanding voting securities of the Company. Present at the Annual Meeting in person or by proxy were holders of shares representing 68,202,311 shares of Common Stock constituting a quorum.

The final voting results were as follows:

Proposal 1 - Election of Directors.

	FOR	WITHHELD	BROKER NON-VOTES
Frank G. D’Angelo	65,898,124	251,579	2,052,608
Morgan M. Schuessler, Jr.	65,900,245	249,458	2,052,608
Olga Botero	65,888,109	261,594	2,052,608
Jorge A. Junquera	65,897,590	252,113	2,052,608
Teresita Loubriel	65,895,613	254,090	2,052,608
Néstor O. Rivera	65,793,635	356,068	2,052,608
Alan H. Schumacher	65,213,528	936,175	2,052,608
Brian J. Smith	65,901,844	247,859	2,052,608
Thomas W. Swidarski	65,867,087	282,616	2,052,608

Proposal 2 - Ratification of the appointment of Deloitte & Touch LLP as the Company’s independent registered public accounting firm for 2018.

FOR	AGAINST	ABSTAIN
67,993,167	91,900	117,244

Proposal 3 - Advisory vote on executive compensation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
59,409,557	6,624,579	115,567	2,052,608

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: May 25, 2018	By:	/s/ Luis A. Rodríguez
Name: Luis A. Rodríguez
Title: Executive Vice President & General Counsel